UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2013

MEEMEE MEDIA INC.
(Formerly EnDev Holdings Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-52961	20-3356659

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36 Lombard Street, Suite 700, Toronto, Ontario, Canada, M5C 2X3
(Address of Principal Executive Offices)

(416) 941-9069
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2013, Raniero Corsini notified the Board that he would resign as Director, Chief Financial Officer, Secretary and Treasurer of MeeMee Media Inc. (the “Company”).  Mr. Corsini resigned from his positions to pursue other personal interests.   The resignation became effective immediately.

To fill the vacancy left by Mr. Corsini’s resignation, the Board appointed Martin Doane to fill the positions of Chief Financial Officer, Secretary and Treasurer.  Mr. Doane is expected to assume his positions immediately and serve until such time as his successor shall be duly appointed and qualified or until his resignation or removal.  Mr. Doane is currently the Company’s President and a member of the Board of Directors.

There was no arrangement or understanding between Mr. Doane and any other person(s) to which he was selected as Chief Financial Officer, Secretary and Treasurer.  There are no family relationships between Mr. Doane, any director or executive officer of the Company and there are no related party transactions between Mr. Doane and the Company reportable under Item 404(a) of SEC Regulation S-K.

Additional information concerning Mr. Doane is set forth in the Company’s Annual Report on Form 10-K for the year ended July 31, 2012 under the caption “Executive Officers of the Registrant” and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEEMEE MEDIA INC.

July 12, 2013

/s/ Martin Doane_________
Martin Doane
Director